                                                                     EXHIBIT 4.4




                                TRUST AGREEMENT



                                    between



                         FIRST CONSUMERS NATIONAL BANK,



                                   as Seller,



                                      and



                             BANKERS TRUST COMPANY,



                                as Owner Trustee



                           Dated as of [     ], 2001

                               TABLE OF CONTENTS

                                                                                                              Page
ARTICLE I      DEFINITIONS.................................................................................    1
               Section  1.1.  Capitalized Terms............................................................    1
               Section  1.2.  Other Definitional Provisions................................................    1

ARTICLE II     ORGANIZATION................................................................................    2
               Section  2.1.  Name.........................................................................    2
               Section  2.2.  Office.......................................................................    2
               Section  2.3.  Purpose and Powers...........................................................    2
               Section  2.4.  Appointment of Owner Trustee.................................................    3
               Section  2.5.  Initial Capital Contribution of Trust Estate.................................    3
               Section  2.6.  Declaration of Trust.........................................................    3
               Section  2.7.  Title to Trust Property......................................................    3
               Section  2.8.  Situs of Trust...............................................................    3
               Section  2.9.  Representations and Warranties of Seller.....................................    4
               Section  2.10. Liability of Beneficiaries...................................................    5

ARTICLE III    BENEFICIAL INTERESTS........................................................................    5
               Section  3.1.  Initial Ownership............................................................    5
               Section  3.2.  Seller Interest..............................................................    5
               Section  3.3.  Form of  Seller Interest.....................................................    5
               Section  3.4.  Restrictions on Transfer; Issuance of Supplemental Certificates..............    5

ARTICLE IV     ACTIONS BY OWNER TRUSTEE....................................................................    7
               Section  4.1.  Prior Notice to Seller with Respect to Certain Matters.......................    7
               Section  4.2.  Restrictions on Power........................................................    7

ARTICLE V      AUTHORITY AND DUTIES OF OWNER TRUSTEE.......................................................    8
               Section  5.1.  General Authority............................................................    8
               Section  5.2.  General Duties...............................................................    8
               Section  5.3.  Action Upon Instruction......................................................    8
               Section  5.4.  No Duties Except as Specified in this Agreement or in Instructions...........    9
               Section  5.5.  No Action Except under Specified Documents or Instructions...................   10
               Section  5.6.  Restrictions.................................................................   10
               Section  5.7.  Tax Returns..................................................................   10

ARTICLE VI     CONCERNING THE OWNER TRUSTEE................................................................   11
               Section  6.1.   Acceptance of Trusts and Duties.............................................   11
               Section  6.2.   Furnishing of Documents.....................................................   13
               Section  6.3.   Representations and Warranties..............................................   13
               Section  6.4.   Reliance; Advice of Counsel.................................................   13
               Section  6.5.   Not Acting in Individual Capacity...........................................   14
               Section  6.6.   Owner Trustee Not Liable for Notes or Receivables...........................   14
               Section  6.7.   Owner Trustee May Own Notes.................................................   15

ARTICLE VII    COMPENSATION OF OWNER TRUSTEE...............................................................   15

               Section  7.1.   Owner Trustee's Fees and Expenses...........................................   15
               Section  7.2.   Indemnification.............................................................   15
               Section  7.3.   Payments to the Owner Trustee...............................................   16

ARTICLE VIII   TERMINATION OF TRUST AGREEMENT..............................................................   16
               Section  8.1.   Termination of Trust Agreement..............................................   16

ARTICLE IX     SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES......................................   16
               Section  9.1.   Eligibility Requirements for Owner Trustee..................................   16
               Section  9.2.   Resignation or Removal of Owner Trustee.....................................   17
               Section  9.3.   Successor Owner Trustee.....................................................   18
               Section  9.4.   Merger or Consolidation of Owner Trustee....................................   18
               Section  9.5.   Appointment of Co-Trustee or Separate Trustee...............................   18

ARTICLE X      MISCELLANEOUS...............................................................................   20
               Section  10.1.  Supplements and Amendments..................................................   20
               Section  10.2.  No Legal Title to Trust Estate in Seller....................................   22
               Section  10.3.  Limitations on Rights of Others.............................................   22
               Section  10.4.  Notices.....................................................................   22
               Section  10.5.  Severability................................................................   22
               Section  10.6.  Separate Counterparts.......................................................   22
               Section  10.7.  Successors and Assigns......................................................   23
               Section  10.8.  Non-petition Covenants......................................................   23
               Section  10.9.  No Recourse.................................................................   23
               Section  10.10. Headings....................................................................   24
               Section  10.11. Governing Law...............................................................   24
               Section  10.12. Integration of Documents....................................................   24

     TRUST AGREEMENT, dated as of [          ], 2001 (this "Agreement"), between
                                                            ---------
FIRST CONSUMERS NATIONAL BANK, a national banking association, as Seller, and BANKERS TRUST COMPANY, a New York banking corporation as Owner Trustee.


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1    Capitalized Terms. Capitalized terms used herein and not
                    -----------------
otherwise defined herein are defined in Annex A to the Master Indenture, dated
                                        -------
as of the date hereof, between First Consumers Credit Card Master Note Trust and The Bank of New York.

     Section 1.2.   Other Definitional Provisions. All terms defined directly or
                    -----------------------------
by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC as in effect in the State of Illinois and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                  ARTICLE II

                                 ORGANIZATION



     Section 2.1.   Name. The trust created hereby shall be known as "First
                    ----
Consumers Credit Card Master Note Trust," in which name the Trust and Owner Trustee on behalf of the Trust each shall have power and authority and is hereby authorized and empowered to and may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     Section 2.2.   Office. The office of the Trust shall be in care of the
                    ------
Owner Trustee at the Corporate Trust Office or at such other address in the United States as the Owner Trustee may designate by written notice to the Seller and the Indenture Trustee.

     Section 2.3.   Purpose and Powers. The purpose of the Trust is to engage in
                    ------------------
the activities set forth in this Section 2.3. The Trust shall have power and
                                 -----------
authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust, to engage in the activities set forth in this
Section 2.3 as follows:
-----------

          (i) to execute, deliver and issue the Notes pursuant to the Indenture, to issue the Seller Interest and to execute, issue and deliver the Supplemental Certificates, if any, pursuant to this Agreement;

          (ii) with the proceeds of the sale of the Notes, to acquire the Trust Estate and to pay the Seller the amounts owed pursuant to Section 2.1
                                                                     -----------
     of the Transfer and Servicing Agreement;

          (iii) to assign, grant, pledge and mortgage the Collateral pursuant to the Indenture and to hold, manage and distribute to the holders of the Seller Interest pursuant to the terms of this Agreement and the Transaction Documents any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into, execute, deliver and perform the Transaction Documents to which it is to be a party;

          (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the holders of the Seller Interest.

The Trust shall not have power, authority or authorization to, and shall not, engage in any activity other than in connection with the foregoing or other than as required or authorized by the Transaction Documents.

     Section 2.4.   Appointment of Owner Trustee. The Seller hereby appoints the
                    ----------------------------
Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     Section 2.5.   Initial Capital Contribution of Trust Estate. The Seller
                    --------------------------------------------
hereby assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be held by the Owner Trustee. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     Section 2.6.   Declaration of Trust. The Owner Trustee hereby declares that
                    --------------------
it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Seller, subject to the obligations of the Trust under the Transaction Documents to which it is a party. It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of Illinois and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, for income tax purposes, the Trust shall be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Seller. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and authority set forth herein and, to the extent not inconsistent herewith, in the laws of the State of Illinois with respect to accomplishing the purposes of the Trust.

     Section 2.7.   Title to Trust Property. Legal title to all the Trust Estate
                    -----------------------
shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     Section 2.8.   Situs of Trust. The Trust will be located and administered
                    --------------
in the State of New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of New York. The Trust shall not have any employees in any state other than New York or Illinois; provided,
                                                                     --------
however, that nothing herein shall restrict or prohibit the Owner Trustee from
-------
having employees within or without the State of New York. Payments will be received by the Trust only in New York or Illinois, and payments will be made by the Trust only from New York or Illinois. The only office of the Trust will be at the Corporate Trust Office.

     Section 2.9.   Representations and Warranties of Seller. The Seller hereby
                    ----------------------------------------
represents and warrants to the Owner Trustee (as such or in its individual capacity) that:

     (a) The Seller is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to perform its obligations as contemplated thereby.

     (b) The Seller is duly qualified to do business and is in good standing (or is exempt from such requirement) in any State required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Transaction Documents to which it is a party.

     (c) The execution and delivery of this Agreement and the consummation of the transactions provided for the Transaction Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action on its part. The Seller has the power and authority to assign the property to be assigned to and deposited with the Trust pursuant to Section 2.5 of this Agreement and Section 2.1 of the Transfer and Servicing Agreement.

     (d) The execution and delivery of the Transaction Documents to which the Seller is a party, the performance of the transactions contemplated by the Transaction Documents to which the Seller is a party and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to the Seller, or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Seller's ability to perform its obligations under this Agreement).

     (e) There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened, against the Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller (i) asserting the invalidity of any of the Transaction Documents to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under the Transaction Documents to which the Seller is a party, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Transaction Documents to which the Seller is a party.

     (f)  This Agreement is legal, valid and enforceable against the Seller.

     Section 2.10.  Liability of Beneficiaries. The holders of the Seller
                    --------------------------
Interest shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE III


                             BENEFICIAL INTERESTS


     Section 3.1.  Initial Ownership. The Seller, as the holder of the Seller
                   -----------------
Interest (i) shall initially be the only beneficial owner of the Trust and (ii) shall be bound by the provisions of this Trust Agreement.

     Section 3.2.  Seller Interest.  The Seller Interest shall represent an
                   ---------------
undivided beneficial interest in the Trust Estate subject to the lien of the Notes created pursuant to the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the holders of the Seller Interest.

     Section 3.3.  Form of  Seller Interest. The Seller Interest shall be an
                   ------------------------
uncertificated interest in the Trust.

     Section 3.4.  Restrictions on Transfer; Issuance of Supplemental
                   --------------------------------------------------
Certificates. At any time the Seller may sell, transfer, assign, participate,
------------
pledge or otherwise dispose of the Seller Interest (or any interest therein) or may direct the

Owner Trustee to issue a certificate representing an interest in the Seller Interest (a "Supplemental Certificate"). The form and terms of any interest in
             ------------------------
the Seller Interest or any Supplemental Certificate held by each such additional holder shall be defined in a supplement (a "Seller Interest Supplement") to this
                                            --------------------------
Agreement (which Seller Interest Supplement shall be subject to Section 10.1 to
                                                                ------------
the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of the Seller. The sale, transfer, assignment, participation, pledge or other disposition of the Seller Interest (or any interest therein) to any Person other than an Affiliate of Seller or the issuance of any such Supplemental Certificate to any Person other than an Affiliate of Seller shall be subject to satisfaction of the following conditions:

          (i) on or before the fifth day immediately preceding the issuance, the Seller shall have given the Owner Trustee, the Servicer, the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such action;

          (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee the related Seller Interest Supplement in form satisfactory to the Owner Trustee and the Indenture Trustee, executed by each party hereto;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such action;

          (iv) such action will not result in any Adverse Effect and the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the date of such action to the effect that the Seller reasonably believes that such action will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect and that all other conditions to such action have been satisfied;

          (v) the Seller shall have delivered to the Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the date of such action with respect to such action and Opinions of Counsel to the effect that (A) such action will not subject the Trust to any state income tax or to the Illinois Personal Property Replacement Tax, and (B) such action, assignment, participation, pledge or other disposition does not require registration of the interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective; and

          (vi) the Aggregate Principal Balance shall not be less than the Minimum Aggregate Principal Balance, as of the date of such action after giving effect to such action.

Notwithstanding the foregoing, any Supplemental Certificate or any interest in the Seller Interest held by the Seller or any other Person at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Owner Trustee and Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange, and compliance with any applicable Seller Interest Supplement.


                                  ARTICLE IV


                           ACTIONS BY OWNER TRUSTEE


     Section 4.1.  Prior Notice to Seller with Respect to Certain Matters. With
                   ------------------------------------------------------
respect to the following matters, unless otherwise instructed by the Seller, the Trust shall not take action unless at least thirty (30) days before the taking of such action the Owner Trustee shall have notified the Seller:

     (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on the Trust Estate) and the settlement of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on the Trust Estate);

     (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Seller;

     (d) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Seller; or

     (e) the appointment pursuant to the Indenture of a replacement or successor Transfer Agent and Registrar or Indenture Trustee, or the consent to the assignment by the Transfer Agent and Registrar, Administrator or Indenture Trustee of its obligations under the Indenture.

     Section 4.2.  Restrictions on Power. The Owner Trustee shall not be
                   ----------------------
required to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee (as such or in its individual capacity) under any of the Transaction Documents or would be contrary to Section 2.3.
               -----------

     (b) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated by the Transaction Documents.


                                   ARTICLE V


                     AUTHORITY AND DUTIES OF OWNER TRUSTEE


     Section 5.1.  General Authority. Each of the Trust and the Owner Trustee in
                   -----------------
the name and on behalf of the Trust shall have power and authority, and is hereby authorized and empowered, to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Seller shall approve as evidenced conclusively by the Owner Trustee's execution thereof and the Seller's execution of the related documents. In addition to the foregoing, the Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered from time to time to take such action as the Seller or the Administrator directs in writing with respect to the Transaction Documents.

     Section 5.2.  General Duties. It shall be the duty of the Owner Trustee to
                   --------------
discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents to which the Trust is a party and to administer the Trust in the interest of the Seller, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent the Administrator has agreed in the Administration Agreement or another Transaction Document to perform any act or to discharge any duty of the Owner Trustee or the Trust under any Transaction Document, and the Owner Trustee shall not be personally liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     Section 5.3.  Action Upon Instruction.
                   -----------------------

     (a) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in personal liability on the part of the Owner Trustee or is contrary to the terms of any Transaction Document or is otherwise contrary to law.

     (b) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Seller requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction of the Seller received, the Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interest of the Seller, and shall have no personal liability to any Person for such action or inaction.

     (c) In the event that the Owner Trustee is unsure as to the application of any provision of any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Seller requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interests of the Seller, and shall have no personal liability to any Person for such action or inaction.

     Section 5.4.  No Duties Except as Specified in this Agreement or in
                   -----------------------------------------------------
Instructions. The Owner Trustee shall not have any duty or obligation to manage,
------------
make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust or the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no
                                                      -----------
implied duties or obligations shall be read into any

Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or to prepare or file any Commission filing for the Trust or to record any Transaction Document. The Owner Trustee in its individual capacity nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

     Section 5.5.  No Action Except under Specified Documents or Instructions.
                   ----------------------------------------------------------
The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.
            -----------

     Section 5.6. Restrictions. The Owner Trustee shall not take any action (a)
                  ------------
that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would violate the purposes of the Trust set forth in Section 2.3 or (b) that, to
                                                     -----------
the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Seller shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.6.
                                     -----------

     Section 5.7.  Tax Returns.  In the event the Trust shall be required to
                   -----------
file tax returns, the Issuer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee for signature at least five (5) days before such tax returns are due to be filed. The Issuer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Owner Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. The Owner Trustee, upon request, will furnish the Issuer with all such information known to the Owner Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Owner Trustee or the Indenture Trustee be liable for any liabilities, costs or expenses of the Trust or any Noteholder arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

                                  ARTICLE IV

                         CONCERNING THE OWNER TRUSTEE

     Section 6.1.  Acceptance of Trusts and Duties. The Owner Trustee accepts
                   -------------------------------
the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents. The Owner Trustee shall not be personally answerable or accountable under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence in the performance of its duties or the omission to perform any such duties or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner
                                        -----------
Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Owner Trustee shall not be personally liable for any error of judgment made in good faith by the Owner Trustee;

     (b) the Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Seller;

     (c) the Owner Trustee shall not be personally liable for any error of judgment made in good faith by the Holder of the Supplemental Certificate;

     (d) no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers hereunder or under any other Transaction Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it (as such and in its individual capacity);

     (e) under no circumstances shall the Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

     (f) the Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement, the due execution hereof by the Seller or the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, the Transaction Documents, the Notes or the Seller Interest, and the Owner Trustee shall in no event assume or incur any personal liability, duty, or obligation to any Noteholder, the Seller, any holder of the Seller Interest or any other

Person, other than as expressly provided for herein or expressly agreed to in the other Transaction Documents;

     (g) the Owner Trustee shall not be personally liable for the default or misconduct of the Seller, the Servicer, the Administrator or the Indenture Trustee or any other Person under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or personal liability to perform the obligations of the Trust under the Transaction Documents, including those that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement;

     (h) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to any Transaction Document, at the request, order or direction of the Seller, unless the Seller has offered to the Owner Trustee (as such and in its individual capacity) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in any Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable or personally liable to any Person for any such act other than liability to the Trust and the beneficial owners of the Trust for its own gross negligence, bad faith or willful misconduct in the performance of any such act or the omission to perform any such act; and

     (i) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of New York or Illinois if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any State or other governmental authority or agency of any jurisdiction other than the State of New York or Illinois by or with respect to the Owner Trustee (as such or in its individual capacity); (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of New York or Illinois becoming payable by the Owner Trustee (as such or in its individual capacity); or (iii) subject the Owner Trustee (as such or in its individual capacity) to personal jurisdiction in any jurisdiction other than the State of New York or Illinois for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Seller) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Seller shall appoint an additional trustee pursuant to Section 9.5 to
                                                           -----------
proceed with such action.

     Section 6.2.  Furnishing of Documents. The Owner Trustee shall furnish to
                   -----------------------
the Seller and the Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

     Section 6.3.  Representations and Warranties. The Owner Trustee (as such
                   ------------------------------
and in its individual capacity) hereby represents and warrants to the Seller that:

     (a) It is a New York banking corporation duly organized and validly existing in good standing under the laws of the State of New York. It is qualified as a foreign fiduciary under the laws of the State of Illinois. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal, New York or Illinois law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee (as such and in its individual capacity) or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     Section 6.4.  Reliance; Advice of Counsel.
                   ---------------------------

     (a) The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of an appropriate Person, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons.

     Section 6.5.  Not Acting in Individual Capacity. Except as expressly
                   ---------------------------------
provided in this Article VI, in accepting the trusts hereby created, Bankers
                 ----------
Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 6.6.  Owner Trustee Not Liable for Notes or Receivables. The
                   -------------------------------------------------
statements contained herein and in the Notes and other Transaction Documents (other than the representations and warranties in Section 6.3) shall be taken as
                                                  -----------
the statements of the Seller, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or any other Transaction Document, the Notes or related documents. The Owner Trustee shall at no time have any responsibility or personal liability for or with respect to the legality, validity and enforceability of the Receivables or the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including the existence, condition and ownership of the Receivables; the existence and contents of the Receivables on any computer or other record thereof; the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the completeness of the Receivables; the performance or enforcement of the Receivables; the compliance by the Seller with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee.

     Section 6.7.  Owner Trustee May Own Notes. The Owner Trustee in its
                   ---------------------------
individual or any other capacity may become the owner or pledgee of Notes and may deal with the Seller, the Administrator, the Servicer and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.


                                  ARTICLE VII


                         COMPENSATION OF OWNER TRUSTEE

     Section 7.1.  Owner Trustee's Fees and Expenses. The Owner Trustee (in its
                   ---------------------------------
individual capacity) shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee (in its individual capacity) (which compensation shall not be limited by any law on compensation of a trustee of an express trust), and the Owner Trustee (in its individual capacity) shall be entitled to be reimbursed by the Seller for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Transaction Documents; provided, however, that the Owner
                                               --------  -------
Trustee shall have no recourse to the assets pledged under the Indenture with respect to any payments pursuant to this Section 7.1 and the Owner Trustee's
                                         -----------
right to enforce such obligation shall be subject to the provisions of Section
                                                                       -------
10.8.
----

     Section 7.2.  Indemnification. To the fullest extent permitted by law, the
                   ---------------
Seller shall indemnify, defend and hold harmless the Owner Trustee (as such and in its individual capacity) and its successors, assigns, directors, officers, agents, employees and servants (collectively, the "Indemnified Parties") from
                                                   -------------------
and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed
                                  --------
on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Transaction Documents, the Trust Estate, the acceptance and administration of the Trust Estate or any action or inaction of the Owner Trustee; provided that the Seller shall not be liable for
                               --------
or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section
                                                                        -------
6.1 or Expenses for which indemnification is actually received under other
---
Transaction Documents; provided further that the Seller shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or gross negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.3. No Indemnified Party shall have recourse to
             -----------
the assets pledged under the Indenture with respect to any Expenses payable by the Seller pursuant to this Section 7.2. An Indemnified Party's right to enforce
                            -----------
such obligation shall be subject to the provisions of Section 10.8. The
                                                      ------------
indemnities contained in this Section 7.2 shall survive the resignation and
                              -----------
termination of the Owner Trustee or the termination of this Agreement.


     Section 7.3.  Payments to the Owner Trustee. Any amounts paid to an
                   -----------------------------
Indemnified Party pursuant to this Article VII shall not be construed to be a
                                   -----------
part of the Trust Estate.


                                 ARTICLE VIII


                        TERMINATION OF TRUST AGREEMENT

     Section 8.1  Termination of Trust Agreement.
                  ------------------------------

     (a) The Trust shall dissolve upon the date specified by the Seller (the "Trust Termination Date", written notice of which shall be provided to the Owner
 ----------------------
Trustee), provided that the Trust Termination Date shall not be earlier than the
          --------
day on which the rights of all Series of Notes to receive payments from the Trust have terminated, and shall in no event be later than the Scheduled Trust Termination Date. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed to the Seller. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Seller shall not (x) operate to terminate this Agreement or annul, dissolve or terminate the Trust, or (y) entitle the Seller's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b)   Except as provided in Section 8.1(a), neither the Seller nor any
                                 --------------
holder of the Seller Interest shall be entitled to revoke, dissolve or terminate the Trust.


                                  ARTICLE IX


            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     Section 9.1.  Eligibility Requirements for Owner Trustee. The Owner Trustee
                   ------------------------------------------
shall at all times be a Person within the State of Illinois, or authorized to act as a foreign fiduciary within the State of Illinois; authorized to exercise trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard

& Poor's and, if rated by Fitch, at least BBB- by Fitch, or otherwise satisfactory to each Rating Agency. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 9.1, the combined capital and surplus of such Person shall be deemed to
-----------
be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.1, the Owner
                                                   -----------
Trustee shall resign immediately in the manner and with the effect specified in
Section 9.2.
-----------

     Section 9.2.  Resignation or Removal of Owner Trustee. The Owner Trustee
                   ---------------------------------------
may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller; provided, however, that such
                                             --------  -------
resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty
(30) days after the giving of such notice of resignation, the resigning Owner Trustee at the expense of the Seller may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written
                       -----------
request therefor by the Seller, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may, but shall not be required to, remove the Owner Trustee. If the Seller shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Seller shall promptly (i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all amounts owed to the outgoing Owner Trustee in its individual capacity.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 9.2
                                                                  -----------
shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and, in the case of removal, payment of
                          -----------
all fees and expenses owed to the outgoing Owner Trustee (as such or in its individual capacity). The Seller shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

     Section 9.3.  Successor Owner Trustee. Any successor Owner Trustee
                   -----------------------
appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the
                      -----------
Seller and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Seller and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

     No successor Owner Trustee shall accept appointment as provided in this
Section 9.3 unless at the time of such acceptance such successor Owner Trustee
-----------
shall be eligible pursuant to Section 9.1.
                              -----------

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.3, the Seller shall mail notice of such acceptance of appointment
     -----------
including the name of such successor Owner Trustee to the Seller, the Indenture Trustee, the Noteholders and each Rating Agency. If the Seller shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Seller.

     Section 9.4.  Merger or Consolidation of Owner Trustee. Notwithstanding
                   ----------------------------------------
anything herein to the contrary, any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder (provided that such Person shall meet the
                             --------
eligibility requirements set forth in Section 9.1), without the execution or
                                      -----------
filing of any instrument or any further act on the part of any of the parties hereto; provided further that the Owner Trustee shall mail notice of such merger
        -------- -------
or consolidation to each Rating Agency and each Series Enhancer.

     Section 9.5.  Appointment of Co-Trustee or Separate Trustee.
                   ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Seller and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of the Seller and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.5, such powers, duties, obligations, rights
                         -----------
and trusts as the Seller and the Owner Trustee may consider necessary or desirable. If the Seller shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. no co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the
                                               -----------
appointment of any co-trustee or separate trustee shall be required pursuant to
Section 9.3.
-----------

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Seller and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of
        ----------
the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Seller.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE X


                                 MISCELLANEOUS


     Section 10.1.  Supplements and Amendments. This Agreement may be amended
                    --------------------------
from time to time, by a written amendment duly executed and delivered by the Seller and the Owner Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such amendment will not, as evidenced by an
           --------  -------
Officer's Certificate of the Seller addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder. In addition, this Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Seller and the Owner Trustee, without the consent of any of the Noteholders, and upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that
                                                       --------  -------
the Rating Agency Condition is satisfied and such amendment will not (i) as evidenced by an Officer's Certificate of the Seller addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder and (ii) as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, further,
                                                          --------  -------
that Section 2.3 of this Agreement may be amended only with the consent of the
     -----------
Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by the Seller and the Owner Trustee without the consent of the Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income; provided, however, that (i) the Seller delivers
                                --------  -------
to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment and (iii) such amendment does not affect the rights, benefits, protections, privileges, immunities, duties or obligations of the Owner Trustee hereunder. The amendments which the Seller may make without the consent of Noteholders pursuant to the preceding sentence may include the addition of a Seller of Receivables.

     This Agreement may also be amended from time to time by a written amendment duly executed and delivered by the Seller and the Owner Trustee, with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than 66 2/3% of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that without the consent of all Noteholders, no such
--------  -------
amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment; provided further, that such amendment will not, (i) as
                    -------- -------
evidenced by an Officer's Certificate of the Seller addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to fail to be treated as a "qualified special purpose entity" as defined in SFAS Statement No. 125 or 140 and (ii) as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

     Promptly after the execution of any such amendment or consent, the Seller shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Rating Agency.

     It shall not be necessary for the consent of the Noteholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or
     ------------
consent, but it shall be sufficient if such consent shall approve the substance thereof

     The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate of the Seller to the effect that the conditions to amendment have been satisfied.

     The Owner Trustee may, but shall not be obligated to, enter into, and unless it has consented thereto in writing shall not be bound by, any amendment which affects the Owner Trustee's own rights, duties, benefits, protections, privileges or immunities (as such or in its individual capacity) under this Agreement or otherwise.

     Section 10.2.  No Legal Title to Trust Estate in Seller. The Seller shall
                    ----------------------------------------
not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of the Seller to and in its undivided beneficial interest in the Trust Estate shall operate to terminate this Agreement or annul, dissolve or terminate the Trust or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 10.3.  Limitations on Rights of Others. The provisions of this
                    -------------------------------
Agreement are solely for the benefit of the Owner Trustee (as such or in its individual capacity), the other Indemnified Parties, the Seller, and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 10.4.  Notices. Unless otherwise expressly specified or permitted
                    -------
by the terms hereof, all notices and other communications shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee, the Seller or Indenture Trustee shall be deemed given only upon actual receipt by the Owner Trustee, the Seller or Indenture Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Indenture Trustee, addressed to The Bank of New York, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602; if to the Seller, addressed to First Consumers National Bank, P.O. Box 5280, Portland, Oregon 97208; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 10.5.  Severability. Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.6.  Separate Counterparts. This Agreement may be executed by the
                    ---------------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.7.  Successors and Assigns. All covenants and agreements
                    ----------------------
contained herein shall be binding upon, and inure to the benefit of, the Seller and its permitted assignees and the Owner Trustee (as such or in its individual capacity) and its successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Seller shall bind the successors and assigns of the Seller.

     Section 10.8.  Non-petition Covenants. Notwithstanding any prior
                    ----------------------
termination of the Trust or this Agreement, Bankers Trust Company, individually or in its capacity as Owner Trustee, shall not at any time with respect to the Trust or First Consumers Master Trust, acquiesce, petition or otherwise invoke or cause the Trust or First Consumers Master Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or First Consumers Master Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or First Consumers Master Trust or any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Trust or First Consumers Master Trust; provided, however,
                                                             --------  -------
that this Section 10.8 shall not operate to preclude any remedy described in
          ------------
Article V of the Indenture.
---------

     Notwithstanding any prior termination of the Trust or this Agreement, the Seller shall not at any time with respect to the Trust or First Consumers Master Trust, acquiesce, petition or otherwise invoke or cause the Trust or First Consumers Master Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or First Consumers Master Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or First Consumers Master Trust or any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Trust or First Consumers Master Trust; provided, however, that this
                                              --------  -------
Section 10.8 shall not operate to preclude any remedy described in Article V of
------------                                                       ---------
the Indenture.

     Section 10.9.  No Recourse. Each Person holding or owning the Seller
                    -----------
Interest (or any interest therein), by accepting the Seller Interest (or its interest therein), acknowledges that the Seller Interest does not represent an interest in or obligation of the Servicer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee or any Affiliate thereof (other than the Trust), and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

     Section 10.10   Headings. The headings of the various Articles and Sections
                     --------
herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 10.11.  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.12.  Integration of Documents. This Agreement constitutes the
                     ------------------------
entire agreement of the parties hereto and thereto with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   BANKERS TRUST COMPANY,
                                   as Owner Trustee


                                   By:_____________________________________
                                        Name:
                                        Title:



                                   FIRST CONSUMERS NATIONAL BANK,
                                   as Seller


                                   By:_____________________________________

                                        Name:
                                        Title: